Exhibit
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS; AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF SUCH EXEMPTION.

Dallas, Texas
$626,000.00	October 22, 2007
CORNERWORLD, INC.
8.25% SECURED PROMISSORY NOTE
     FOR VALUE RECEIVED, CornerWorld, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Dynasty Capital LLC (“Holder”), the principal amount of up to Six Hundred and Twenty Six Thousand Dollars ($626,000.00) on October 19, 2009 (“Maturity Date”), or earlier as hereinafter provided in accordance with the Purchase Agreement, of even date herewith, entered into by and between the Company and Holder (as amended from time to time, the “Agreement”). Interest on the outstanding principal balance shall be paid at maturity at the rate of eight and one quarter percent (8.25%) per annum. Accrued interest shall also be payable at such time as any payment of principal of this Note is made. Interest shall be computed on the basis of a 365-day year, using the number of days actually elapsed.
     The Company’s obligations under this Note are secured by a security interest in substantially all of the Company’s assets pursuant to a security agreement (the “Security Agreement”) dated October 19, 2007 by and between the Company and the Holder.
ARTICLE 1.
Events of Default and Acceleration
          (a) Events of Default Defined. The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice to the Company given by the Holder, become and be due and payable if any one or more of the following events (“Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary, or shall be effected or shall come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing. An Event of Default shall occur:
               (i) if failure shall be made in the payment of the principal or interest of this Note when and as the same shall become due and such failure shall continue for a period of five (5) days after such payment is due; or
               (ii) if the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall by voluntary petition, answer or
CornerWorld, Inc. 10% Secured Promissory Note

consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or its directors or a majority of its stockholders shall vote to dissolve or liquidate the Company; or
               (iii) if an involuntary petition shall be filed against the Company seeking relief against the Company under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be stayed or vacated or set aside within ninety (90) days from the filing thereof; or
               (iv) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company, a receiver, trustee or liquidator of the Company or of all or any substantial part of the property of the Company, or approving a petition filed against the Company seeking a reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company shall be sequestered; and such order, judgment or decree shall not be stayed or vacated or set aside within ninety (90) days from the date of the entry thereof; or
               (v) any breach by the Company of any representation, warranty, or covenant which by its terms is binding, following the Company being given written notice identifying such breach and the Company’s failure to cure such breach during a period of five (5) days after its being given such notice; or
               (vi) any breach of any representation, warranty, covenant or term of the Security Agreement by the Company, following the Company being given written notice identifying such breach and the Company’s failure to cure such breach during a period of five (5) days after its being given such notice.
          (a) Rights of the Holder. Nothing in this Note shall be construed to modify, amend or limit in any way the right of the Holder to bring an action against the Company.
ARTICLE 2.
Miscellaneous
          (a) Prepayments. The Company may prepay this Note at any time, or from time to time, in whole or in part, on ten (10) days prior written notice to the Holder. The Company may prepay interest due on the Note by issuing shares of the Company’s common stock, without prior approval of the Holder. Additionally, the Company may prepay the principal balance due under the Note by issuing shares of the Company’s common stock, provided all parties to this Agreement agree, otherwise the principal balance shall be payable by cash.
CornerWorld, Inc. 10% Secured Promissory Note

          (b) Transferability. This Note shall not be transferred except in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law. The Company shall treat as the owner of this Note the person shown as the owner on its books and records. The term “Holder” shall include the initial holder named on the first page of this Note and any subsequent holder of this Note.
          (c) WAIVER OF TRIAL BY JURY. IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS NOTE, THE COMPANY WAIVES TRIAL BY JURY.
          (d) Usury Saving Provision. All payment obligations arising under this Note are subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.
          (e) Notice to Company. Notice to the Company shall be given to the Company at its principal executive offices, presently located at 12222 Merit Drive, Suite 120, Dallas, Texas 75251, Facsimile (972) 404-4056, Attn: Scott Beck with a copy to Richard A. Friedman, Esq., Facsimile (212) 930-9725, or to such other address or person as the Company may, from time to time, advise the holder of this Note, or to the Holder of this Note at the address set forth on the Company’s records. Notice shall be given by hand delivery, certified or registered mail, return receipt requested, three days after being deposited in the US mail, by overnight courier service, which provides evidence of delivery, one day after delivery to such courier for next day priority delivered and properly addressed, or by telecopier if confirmation of receipt is given or of confirmation of transmission is sent as herein provided.
          (f) Governing Law. This Note shall be governed by the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, and without regard to conflicts of laws principles. The Company hereby (i) consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and Supreme Court of the State of New York in the County of New York in any action relating to or arising out of this Note, (ii) agrees that any process in any such action may be served upon it, in addition to any other method of service permitted by law, by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City, and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.
          (g) Expenses. In the event that the Holder commences a legal proceeding in order to enforce its rights under this Note, the Company shall pay all reasonable legal fees and expenses incurred by the Holder with respect thereto, if the Holder is successful in enforcing such action.
CornerWorld, Inc. 10% Secured Promissory Note

     IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

CORNERWORLD, INC.
By:
	Name:	Scott Beck
	Title:	President

CornerWorld, Inc. 10% Secured Promissory Note